Exhibit 10.2

AMENDMENT TO OPTION AWARD AGREEMENTS

BETWEEN NATCO GROUP, INC. AND THE UNDERSIGNED

This Amendment is dated June 1, 2009, between                      (“Director”) and NATCO Group, Inc. and its affiliated and subsidiary companies (the “Company”).

WHEREAS, the Director currently has awards of nonqualified stock options under the NATCO Group, Inc. Directors Compensation Plan (the “Plan”); and

WHEREAS, the Director and the Company desire to amend each Nonemployee Director’s Stock Option Agreement listed on Exhibit A to provide that upon any Corporate Change in which the Company is not the surviving entity the Option will permit the Director to acquire shares of the surviving entity’s common stock;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the Director and the Company hereby agree to amend each award agreement previously entered into with the Director under the Plan by adding the following new section at the end of the award agreement immediately before the signature provision, if any:

“Adjustment Due to Corporate Change. In the event of changes in the Company’s outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Stock occurring after the date of the grant of this Award, this Option shall be subject to adjustment by the Board as to the number and purchase price of shares of Stock subject to this Option so that such Option shall thereafter cover securities of the acquiring person as determined by the Board. Any adjustment pursuant to this provision shall be made in a manner that complies with the requirements of Code Section 409A and the regulatory guidance issued thereunder. Notwithstanding the preceding, no such adjustments may materially change the value of benefits available to the Director under this Agreement.”

This Amendment may be executed in two or more counterparts.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first written above.

NATCO GROUP, INC.

By:
John U. Clarke
Chairman & Chief Executive Officer

DIRECTOR:

EXHIBIT A

List of Option Agreements

(Attached)